                                                                Exhibit 10.24

                              ZAPME! CORPORATION

                               VOTING AGREEMENT



     THIS AGREEMENT is made as of the 28th day of May, 1999, by and among ZapMe! Corporation, a California corporation (the "Company"), Lance Mortensen, and QuestMark Partners, L.P. ("QuestMark Partners").

     WHEREAS, QuestMark Partners is investing as of the date hereof pursuant to that certain Series D Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), dated March 31, 1999, by and among the Company and the purchasers of the Company's Series D Preferred Stock listed on SCHEDULE A thereto;

     WHEREAS, to induce QuestMark Partners to invest, the parties desire to enter into this Agreement to permit a representative of QuestMark Partners to be nominated as a member of the Company's Board of Directors and to provide for the voting of certain shares for such representative's election; and

     IT IS HEREBY AGREED AS FOLLOWS:

     1. AGREEMENT TO NOMINATE. During the term of this Agreement, the Company hereby agrees to take such actions as are necessary to nominate for election to the Company's Board of Directors one (1) individual designated by QuestMark Partners (the "QUESTMARK PARTNERS NOMINEE"), separate from the Series D Preferred Director, as contemplated by and defined in the Company's Amended and Restated Articles of Incorporation.

     2. AGREEMENT TO VOTE. During the term of this Agreement, Lance Mortensen hereby agrees and covenants to vote all of the shares of the Company's voting securities now or hereafter owned by him, whether beneficially or otherwise (the "Shares"), as is minimally necessary (together with the vote of all of the voting securities of the Company held by QuestMark Partners, when cumulated and voted in favor of the QuestMark Partners Nominee) at a meeting of shareholders of the Company, or by written consent in lieu of any such meeting, to cause to be elected to the Company's Board of Directors the QuestMark Partners Nominee.

     3. REMOVALS; VACANCIES. The Company hereby agrees to take such actions as necessary, and Lance Mortensen agrees to vote his Shares and take such other actions as are necessary for the removal of any QuestMark Partners Nominee who is elected to the Board pursuant to Section 2 upon the request of QuestMark Partners and for the election to the Board of a substitute designated by QuestMark Partners in accordance with the provisions of Section 1 and Section 2 hereof.

     4. SUCCESSORS IN INTEREST. The provisions of this Agreement shall be binding upon the successors in interest of the Shareholder to any of the Shares. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

     5. TERMINATION. This Agreement shall terminate upon the occurrence of the first closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the corporation to the public.

     6. AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Shareholder and QuestMark Partners. Any amendment or waiver so effected shall be binding upon the Company, the Shareholder and QuestMark Partners.

     7. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to contracts among California residents entered into and to be performed entirely within California.

     9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.



                                  ZAPME! CORPORATION

                                  By: /s/ Lance Mortensen
                                     --------------------------------

                                  Print Name: Lance Mortensen
                                             ------------------------

                                  Title: CEO
                                        -----------------------------


                                  LANCE MORTENSEN

                                  /s/ Lance Mortensen
                                  ----------------------------------



                                  QUESTMARK PARTNERS, L.P.

                                  By: /s/ Thomas R. Hitchner
                                     --------------------------------

                                  Print Name: Thomas R. Hitchner
                                             ------------------------

                                  Title: President & COO
                                         QuestMark Advisors, LLC
                                        -----------------------------


                                      -3-